UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THOMAS PROPERTIES GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

April 24, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Thomas Properties Group, Inc., which will be held on Wednesday, May 24, 2006, at 10:00 a.m. local time, at the California Club, 538 Flower Street, Los Angeles, California. We look forward to greeting our stockholders able to attend.

This document includes the notice of annual meeting and the proxy statement. The proxy statement describes the business to be conducted at the annual meeting and provides other information concerning our company of which you should be aware when you vote your shares, whether in person or by proxy.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by marking your votes on the enclosed proxy card. Please sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the annual meeting and vote in person, you may withdraw your proxy if you so desire.

On behalf of the Board of Directors and the employees of Thomas Properties Group, Inc., I would like to express my appreciation for your continued interest in the affairs of our company.

Sincerely,

James A. Thomas

Chairman of the Board of Directors,

President and Chief Executive Officer

515 South Flower Street, Sixth Floor

Los Angeles, CA 90071

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD

ON MAY 24, 2006

To The Stockholders of Thomas Properties Group, Inc.:

The annual meeting of stockholders of Thomas Properties Group, Inc. (the “Company”) will be held on Wednesday, May 24, 2006, at 10:00 a.m. local time, at the California Club, 538 Flower Street, Los Angeles, California, for the following purposes:

1.	To elect all seven director-nominees to the Board of Directors each for a one-year term expiring at the close of the Company’s annual meeting in 2007.

2.	To ratify the audit committee’s appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.

3.	To consider and act on such other business as may properly come before the meeting or any adjournments or postponements thereof.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on April 17, 2006 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at the Company’s principal executive offices, 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, during the ten days preceding the meeting.

Stockholders are requested to complete and sign the enclosed proxy solicited by the Board of Directors, and promptly return it in the accompanying envelope, whether or not they plan to attend the annual meeting. You may revoke your proxy at any time prior to its exercise at the annual meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors,

Diana M. Laing

Chief Financial Officer and Secretary

Los Angeles, California

April 24, 2006

515 South Flower Street, Sixth Floor

Los Angeles, CA 90071

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of the stockholders of Thomas Properties Group, Inc. (the “Company”) to be held on Wednesday, May 24, 2006, beginning at 10:00 a.m., local time, at the California Club, 538 Flower Street, Los Angeles, California. This proxy statement is being provided in connection with the solicitation of proxies by the Board of Directors for use at the 2006 annual meeting of stockholders and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about April 24, 2006.

A copy of the Company’s 2005 annual report on Form 10-K is included in the envelope with this proxy statement.

About The Meeting

What is the purpose of the annual meeting?

At the Company’s annual meeting, stockholders will act upon the matters described in the accompanying notice of annual meeting of stockholders. These matters include the following:

•	the election of the seven director-nominees to the Board of Directors each for a one-year term expiring at the close of the Company’s annual meeting in 2007;

•	to ratify the audit committee’s appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 2006; and

•	to consider and act on such other business as may properly come before the meeting or adjournments or postponement thereof.

In addition, the Company’s management will report on the performance of the Company during the 2005 fiscal year and respond to questions from stockholders.

Who is entitled to vote?

Only holders of record of our outstanding common stock and limited voting stock at the close of business on the record date, April 17, 2006, are entitled to receive notice of and to vote at the meeting and at any postponement or adjournment of the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at the Company’s principle executive offices, 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, during the ten days preceding the meeting.

How many votes do I get?

Each share of common stock and limited voting stock entitles the holder to one vote per share with respect to all matters on which the holders of such shares are entitled to vote. Holders of common stock are entitled to vote on all matters to be voted on by the stockholders. Holders of limited voting stock are entitled to vote only on the election of directors, certain extraordinary matters including a merger or sale of our company, and amendments to our certificate of incorporation.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of shares of the Company stock entitled to cast at least a majority of the votes of the outstanding stock entitled to vote on a particular matter will constitute a quorum entitled to take action with respect to that matter. As of April 17, 2006, the record date for the annual meeting, 14,410,242 shares of common stock of the Company were outstanding and eligible to vote and 16,666,666 shares of limited voting stock were outstanding and eligible to vote.

What is a broker “non-vote”?

A broker “non-vote” occurs when a nominee holding stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner. For purposes of calculating votes cast in the election of directors and ratification of the Company’s independent auditors, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

How do I vote?

Sign and date each proxy card you receive and return it in the prepaid envelope. All shares of stock entitled to vote at the annual meeting that are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies or, if no contrary instructions are given therein, will be voted in accordance with the Board’s recommendations. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the Board’s recommendations.

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of the director-nominees as described under “Proposal to Elect Members to the Board of Directors”; and

•	FOR the proposal of the Board of Directors to ratify the appointment of Deloitte & Touche LLP as the Company’s independent certified accountants for the fiscal year ending December 31, 2006.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

May I change my vote after I return my proxy card?

Yes. Any stockholder who has given a proxy with respect to any matter may revoke it at any time prior to the closing of the polls as to that matter at the annual meeting by delivering a notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

Who will count the vote?

Computershare Investor Services, our independent stock transfer agent, will count the votes and act as the inspector of election.

What shares are included on the proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares of stock of the Company.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards. We encourage you to have all accounts registered in the same name and address whenever possible.

How are proxies solicited?

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their expenses in doing so.

This solicitation is being made by the Company and the entire cost of the solicitation will be borne by the Company.

Do the stockholders have any appraisal rights with regard to any of the proposals?

No. Under Delaware law, stockholders are not entitled to appraisal rights with respect to these proposals.

When are stockholder proposals for the 2007 annual meeting of stockholders due?

To be considered for inclusion in the Company’s proxy statement for the 2007 annual stockholders meeting, stockholder proposals must be received at the Company’s offices no later than December 29, 2006. Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s bylaws, and must be submitted in writing, delivered or mailed to the Company’s Secretary.

In addition, the Company’s bylaws require that if a stockholder desires to introduce a stockholder proposal or nominate a director candidate from the floor of the 2007 annual meeting of the stockholders, such proposal or nomination must be submitted in writing to the Company’s Secretary not less than 60 days nor more than 90 days prior to the first anniversary date of the mailing of its proxy materials with regard to the 2006 annual meeting of the stockholders or, if the date of the annual meeting is more than 30 days prior to or more than 60 days after the preceding anniversary date, notice by the stockholder will be timely if received not earlier than the 90th day prior to the 2007 annual stockholders meeting (which has not yet been set) and not later than the close of business on the later of (i) the 60th day prior to the 2007 annual stockholders meeting or (ii) the 10th day following public announcement of the 2007 annual stockholders meeting.

Each notice by stockholders must set forth (i) the name and address of the stockholder who intends to make the nomination or proposal and any beneficial owner on whose behalf the nomination or proposal is made and (ii) the class and number of shares of common stock that are owned beneficially and of record by such stockholder and beneficial owner, if any. In the case of a stockholder proposal, the notice must also set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder or beneficial owner, if any, in that proposed business.

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with the Board of Directors, non-management directors or specific directors may do so by writing the Board of Directors, c/o Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071, Attn: Secretary. The mailing envelope should also clearly indicate whether the communication is intended for the Board of Directors, the non-management directors or a specific director.

Does the Company have a Code of Ethics?

The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the principal executive officer and the principal financial officer. The Code of Business Conduct and Ethics is available on the Company’s website at www.tpgre.com.

What is the security ownership of management?

The table set forth on page 10 provides information with respect to the beneficial ownership of the Company’s securities by management.

Proposal to Elect Members to the Board of Directors (Proposal 1)

What are we asking you to approve?

Under the Company’s bylaws, each member of the board serves for a one-year term and until his or her successor is duly elected and qualifies. Vacancies on the board may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board to fill a vacancy (including a vacancy created by an increase in the size of the board) will serve for the remainder of the term and until such director’s successor is elected and qualifies, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast at the annual meeting, which means the seven director-nominees who receive the largest number of properly cast votes will be elected as directors. Each share of common stock and limited voting stock is entitled to one vote for each of the seven director-nominees. Under applicable Delaware law, in determining whether each director-nominee has received the requisite number of votes, abstentions and broker non-votes will not be counted. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the director-nominees named below unless authorization to do so is withheld. If any director-nominee should become unavailable for election prior to the annual meeting, an event which currently is not anticipated by the board, the proxies will be voted for the election of a substitute director-nominee or director-nominees proposed by the board.

Mr. James A. Thomas, Mr. R. Bruce Andrews, Mr. Edward D. Fox, Mr. Winston H. Hickox, Mr. John L. Goolsby, Mr. Randall L. Scott and Mr. John R. Sischo are all of our nominees for election to the board. Each such director-nominee has consented to be named in this proxy statement and to serve as a director if elected, and management has no reason to believe that any director-nominee will be unable to serve. The information below relating to the nominees for election as director and to each of the other directors whose terms of office continue after the annual meeting has been furnished to the Company by the respective individuals. Each of the director-nominees would serve until his or her successor is elected and qualifies, or until such director’s earlier death, resignation or removal. If elected at the annual meeting, Messrs. Thomas, Andrews, Fox, Hickox, Goolsby, Scott and Sischo would each serve until the close of the Company’s 2007 annual meeting.

What does the Board of Directors recommend with respect to Proposal 1?

The Board recommends a vote FOR the nominees.

Nominees For Director For a One-Year Term Expiring in 2006

The name and age of each director-nominee is set forth below:

Name	Age
James A. Thomas	69
R. Bruce Andrews	65
Edward D. Fox	58
Winston H. Hickox	63
John L. Goolsby	64
Randall L. Scott	50
John R. Sischo	49

The following is a biographical summary of the experience of the individuals who are nominees for election as directors of the Company:

James A. Thomas. Mr. Thomas serves as our Chairman of the Board, President and Chief Executive Officer. Mr. Thomas has served on our Board of Directors since the Company was organized in March 2004. Mr. Thomas founded TPG, our predecessor company, and served as the Chairman of the Board and Chief Executive Officer of TPG from 1996 to the closing of our initial public offering in October 2004. Prior to founding TPG, Mr. Thomas served as a co-managing partner of Maguire Thomas Partners, a national full-service real estate operating company from 1983 to 1996. In 1996, Maguire Thomas Partners was divided into two companies with Mr. Thomas forming TPG with other key members of the former executive management at Maguire Thomas Partners. Mr. Thomas also served as Chief Executive Officer and principal owner of the Sacramento Kings NBA Basketball team and the ARCO Arena from 1992 until 1999. Mr. Thomas serves on the board of directors of the Townhall Los Angeles, SOS Coral Trees, Los Angeles Chamber of Commerce, Center Theatre Group, and the National Advisory Council of the Cleveland Marshall School of Law. He serves on the board of trustees of the Ralph M. Parsons Foundation in Los Angeles, Baldwin Wallace College in Cleveland, the Los Angeles County Museum of Art and St. John’s Health Center Foundation in Santa Monica California. Mr. Thomas also serves on the board of governors of the Music Center of Los Angeles County and is a member of the Rand Advisory Board. Mr. Thomas received his bachelor of arts degree in economics and political science with honors from Baldwin Wallace College in 1959. He graduated magna cum laude with a juris doctorate degree in 1963 from Cleveland Marshall Law School.

R. Bruce Andrews. Mr. Andrews has been a member of our Board of Directors since October 2004. Until his retirement in April 2004, Mr. Andrews served as the President and Chief Executive Officer of Nationwide Health Properties, Inc., a real estate investment trust, which position he had held since September 1989. Mr. Andrews graduated from Arizona State University with a bachelor of science degree in accounting. Mr. Andrews currently serves on the board of directors for Nationwide Health Properties, Inc.

Edward D. Fox. Mr. Fox has been a member of our Board of Directors since October 2004. Since January 2003, Mr. Fox has served as Chairman and Chief Executive Officer of Vantage Property Investors, LLC, a private real estate investment and redevelopment company. Prior to 2003, Mr. Fox was Chairman and Chief Executive Officer of Center Trust, a real estate investment trust, from 1998 to January 2003 when Center Trust was acquired by Pan Pacific Retail Properties. Mr. Fox also served as the Chairman of CommonWealth Partners from 1995 through October 2003, a fully integrated real estate operating company that he co-founded in 1995. Prior to forming CommonWealth Partners, Mr. Fox was a senior partner with Maguire Thomas Partners. A certified public accountant, Mr. Fox started his career in public accounting specializing in real estate transactions. Mr. Fox serves on the Dean’s advisory council for the USC School of Architecture and the board of directors of the Orthropaedic Hospital Foundation and the Los Angeles Boy Scouts. He is a member of the International

Council of Shopping Centers, Urban Land Institute and the American Institute of Certified Public Accountants. He received a bachelor’s degree in accounting from the University of Southern California and a master’s degree in business administration, both with honors.

Winston H. Hickox. Mr. Hickox has been a member of our Board of Directors since October 2004. From January 1999 to November 2003, Mr. Hickox served as Secretary of the California Environmental Protection Agency, and was responsible for a broad range of programs created to protect California’s human and environmental health. From December 1994 to May 1998, Mr. Hickox was a partner in LaSalle Advisors, Ltd. Prior to joining LaSalle Advisors, Ltd., Mr. Hickox was a Managing Director with Alex. Brown Kleinwort Benson Realty Advisors Corp. From April 1997 to January 1999, Mr. Hickox served as an alternate Commissioner on the California Coastal Commission. He was President of the California League of Conservation Voters from 1990 to 1994. He is currently a member of the board of the Sacramento County Employees’ Retirement System. Mr. Hickox is a graduate of the California State University at Sacramento with a bachelor of science degree in business administration in 1965, and obtained a master of business administration degree in 1972 from Golden Gate University.

John L. Goolsby. Mr. Goolsby has consented to be named in this proxy statement and become a member of our Board of Directors if elected. Mr. Goolsby is a private investor and from 1988 until his retirement in 1998, he served as the President and Chief Executive Officer of The Howard Hughes Corporation, a subsidiary of The Rouse Company, a real estate development company. Mr. Goolsby served as a director of America West Holdings Corporation from 1994 to 2005. Mr. Goolsby currently serves as a director of Tejon Ranch Company.

Randall L. Scott. Mr. Scott serves us as an Executive Vice President and Director. Mr. Scott has been a member of our Board of Directors since April 2004. Mr. Scott directed asset management operations nationally and East Coast development activity for TPG from its inception in 1996 until our initial public offering in October 2004. Prior to the formation of TPG, Mr. Scott was with Maguire Thomas Partners from 1986 to August 1996. As a senior executive at Maguire Thomas Partners, Mr. Scott worked on several large-scale development projects, including One Commerce Square in Philadelphia and The Gas Company Tower in Los Angeles. Mr. Scott was also on the pre-development team for the CalEPA project in Sacramento and served in a general business development capacity. Mr. Scott is currently involved in various civic and professional organizations and serves on the board of directors of the Center City District, a Philadelphia non-profit special services organization. Mr. Scott holds a bachelor’s degree in business administration and economics from Butler University in Indianapolis.

John R. Sischo. Mr. Sischo serves us as an Executive Vice President and Director. Mr. Sischo has been a member of our Board of Directors since April 2004. He is responsible for our investment management services, including oversight of our relationship with CalSTRS, acquisition efforts and our debt capital market relationships. He served as a Senior Vice President of TPG from April 1998 until our initial public offering in October 2004. Prior to joining TPG, Mr. Sischo was with Banker’s Trust from 1989 to 1998 where he was instrumental in developing Bankers Trust’s real estate investment management practice. Prior to 1989, Mr. Sischo was with Security Pacific Corporation’s real estate investment banking practice. He began his career at Merrill Lynch Capital Markets. Mr. Sischo is on the board of directors of the Center City Association, a Los Angeles non-profit special services organization. Mr. Sischo received a bachelor’s degree in political science from the University of California at Los Angeles.

SECURITIES OWNERSHIP OF MANAGEMENT

The table set forth below provides information with respect to beneficial ownership of the Company’s securities as of April 17, 2006 by (a) each director and director-nominee of the Company, (b) each of the executive officers of the Company listed in the Summary Compensation Table, and (c) all directors, director-nominees and executive officers of the Company as a group. The information set forth in the table as to directors, director-nominees and executive officers is based upon information furnished to the Company by them in connection with the preparation of this proxy statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, CA 90071.

The ownership percentage in the following table is based on 14,410,242 shares of our common stock and 16,666,666 shares of our limited voting stock outstanding as of April 17, 2006, and 16,666,666 operating partnership units redeemable for cash or, at our option, for common stock. Beneficial ownership of common stock and limited voting stock is determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares of Common Stock		Percent of Common Stock(1)		Operating Partnership Units(2)		Percent of Common Stock and Units(3)	Limited Voting Stock(4)	Percent of Limited Voting Stock
James A. Thomas	123,767	(5)	*	%	15,983,331	(6)	51.4%	16,666,666	100%
Winston H. Hickox(7)	9,912		*		—			—
Edward D. Fox(7)	7,746		*		—			—
R. Bruce Andrews(7)	6,746		*		—			—
Daniel Neidich(7)	3,746		*		—			—
John L. Goolsby	10,000		*		—			—
Randall L. Scott	—				233,334		*	—
John R. Sischo	—				266,667		*	—
Diana M. Laing	—				—			—
Thomas S. Ricci	—				183,334		*	—
All directors and executive officers as a group (10 persons)	161,917		1.1%		16,666,666		53.6%	16,666,666	100%

*	Represents ownership of less than 1%.
(1)	Assumes 14,410,242 shares of our common stock are outstanding. The total number of shares of common stock outstanding used in calculating this percentage excludes (a) units in our operating partnership redeemable for cash or, at our option, common stock and (b) incentive units issued under our 2004 Equity Incentive Plan (“Incentive Plan”) that may be converted into operating partnership units.
(2)	Units are redeemable for cash or, at our option, shares of our common stock on a one-for-one basis. Each operating partnership unit is paired with a share of limited voting stock. Mr. Thomas controls the voting of these shares. Upon redemption of the units for cash or shares of our common stock, each share of limited voting stock paired with the unit will be automatically cancelled.
(3)	Assumes a total of 14,410,242 shares of common stock and 16,666,666 units are outstanding, comprised of shares of common stock and units in our operating partnership (other than incentive units issued under our Incentive Plan).
(4)	Mr. Thomas controls each of the entities that hold shares of limited voting stock and hence he controls the voting of these shares, notwithstanding that 683,335 of these operating partnership units in the aggregate are held for the benefit of Messrs. Ricci, Sischo and Scott.
(5)

Includes 46,667 and 60,000 shares granted to Mr. Thomas as restricted stock under our Incentive Plan which will vest on the third anniversary of the grant dates of October 13, 2004 and February 22, 2006, respectively, provided that vesting of could occur after two years if certain performance goals are met. Also includes 2,200 shares in trusts for the benefit of immediate family members of Mr. Thomas, who is trustee of each trust. Mr. Thomas disclaims beneficial ownership of such 2,200 shares.
(6)	Each unit is held by an entity controlled directly or indirectly by Mr. Thomas.
(7)	Mr. Andrews, Mr. Fox, Mr. Hickox and Mr. Neidich each received grants of 2,500 and 1,246 shares of restricted stock under our Non-Employee Director Plan upon the closing of our initial public offering, which vest in full two years following the date of grant, and following the 2005 Annual Meeting, which vest in full one year following the date of grant.

SECURITIES OWNERSHIP OF CERTAIN OWNERS

The table set forth below provides information with respect to persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock as of April 17, 2006. The dates applicable to the shares beneficially owned are set forth in the footnotes below. Unless otherwise noted, shares are owned directly or indirectly with sole voting and investment power.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
High Rise Capital Management LP(1) 535 Madison Avenue, 26th Floor New York, NY 10022	2,850,200	19.8%
Third Avenue Management LLC(2) 622 Third Avenue, 32nd Floor New York, NY 10017	2,237,844	15.5%
Wellington Management Company, LLP(3) 75 State St Boston, MA 02109	1,976,798	13.7%
Eubel Brady & Suttman Asset Management, Inc.(4) 7777 Washington Village Drive Suite 210 Dayton, OH 45459	1,142,795	7.9%
Wesley Capital Management, LLC(5) 535 Madison Avenue, 26th Floor New York, NY 10022	1,000,000	6.9%
Stichting Pensioenfonds ABP(6) Oude Lindestraat 70, Postbus 2889 6401 DL Heerlen The Kingdom of the Netherlands	965,800	6.7%
Wells Fargo & Company(7) 420 Montgomery Street San Francisco, CA 94104	895,800	6.2%
Wells Capital Management Incorporated(8) 525 Market Street, 10th Floor San Francisco, CA 94105	879,100	6.1%

(1)	High Rise Capital Management LP reported that it had shared voting power and shared dispositive power of 2,850,300 shares with High Rise Partners II, LP, High Rise Institutional Partners, LP, Cedar Bridge Realty Fund, LP, Cedar Bridge Institutional Fund, LP, High Rise Capital Advisors, LLC, Bridge Realty Advisors, LLC, High Rise Capital Management, LP, DPO Management GP, LLC, Charles Fitzgerald, and David O’Connor in their Schedule 13G/A dated February 13, 2006 and filed with the SEC on February 13, 2006.
(2)	Third Avenue Management LLC reported that it had sole voting power of 2,231,794 shares and sole dispositive power of 2,237,844 shares in their Schedule 13G/A dated February 14, 2006 and filed with the SEC on February 15, 2006.
(3)	Wellington Management Company, LLP reported that it had sole voting power of 1,538,398 shares and sole dispositive power of 1,976,798 shares in their Schedule 13G/A dated February 14, 2006 and filed with the SEC on February 14, 2006.
(4)	Eubel Brady & Suttman Asset Management, Inc. reported that it had sole voting power and sole dispositive power of 1,142,795 shares in their Schedule 13G/A dated February 14, 2006 and filed with the SEC on February 14, 2006.
(5)	Wesley Capital Management, LLC reported that it had shared voting power and shared dispositive power of 1,000,000 shares with Arthur Wrubel and John Khoury in their Schedule 13G dated January 2, 2006 and filed with the SEC on January 4, 2006.
(6)	Stichting Pensioenfonds ABP reported that it had sole voting power and sole dispositive power of 965,800 shares in their Schedule 13G/A dated February 10, 2006 and filed with the SEC on February 14, 2006.

(7)	Wells Fargo & Company reported that it had sole voting power of 878,500 shares and sole dispositive power of 895,800 shares in their Schedule 13G/A dated February 6, 2006 and filed with the SEC on February 7, 2006.
(8)	Wells Capital Management Incorporated reported that it had sole voting power of 876,600 shares and sole dispositive power of 879,100 shares in their Schedule 13G/A dated February 6, 2006 and filed with the SEC on February 7, 2006.

Meetings of the Board of Directors

The Board of Directors of the Company met four times during the year ended December 31, 2005.

Attendance at Annual Meetings

The Company does not have a policy regarding director attendance at annual meetings of the Company stockholders. However, three of the directors attended the 2005 annual meeting of the Company’s stockholders.

Committees of the Board of Directors and Committee Meetings

The Company’s Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee. The audit committee currently consists of R. Bruce Andrews (Chair), Edward D. Fox and Winston H. Hickox. The audit committee helps to ensure the integrity of our financial statements and financial reporting process, and the qualifications, independence and performance of our independent auditors. The audit committee’s responsibilities include the following:

•	establishing, monitoring and assessing our compliance with legal and regulatory requirements regarding our financial reporting processes and related internal control functions, including performance of our internal audit function;

•	overseeing the engagement of, and audit performed by, our independent public accountants, including the independence and qualifications of our outside auditors who report directly to the audit committee;

•	reviewing our annual financial statements and the scope of our annual audit;

•	overseeing each annual audit and quarterly review; and

•	preparing the audit committee report to be included in our annual proxy statement.

The audit committee held six meetings during the year ended December 31, 2005.

The Board of Directors has determined that R. Bruce Andrews, Chairman of the audit committee, qualifies as an “audit committee financial expert” under 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”), and possesses “accounting or related financial management expertise” within the meaning of all applicable laws and regulations. In addition, the board has determined that all members of the audit committee are financially literate and independent within the meaning of SEC rules and regulations and the listing standards for the Nasdaq National Market.

The audit committee exercises its powers in accordance with the delegated duties and functions set forth in its charter, which charter may be found on the Company’s website at www.tpgre.com.

Compensation Committee. The compensation committee currently consists of Winston H. Hickox (Chair), R. Bruce Andrews and Edward D. Fox. The compensation committee helps evaluate and approve the officer and executive compensation plans, policies and programs of the Company. The compensation committee’s responsibilities include the following:

•	establishing guidelines and standards regarding our compensation practices and philosophy;

•	determining the compensation and benefits of our executive officers;

•	evaluating the performance of our executive officers;

•	administering and making recommendations to our Board of Directors regarding our stock incentive and other equity-based compensation plans; and

•	preparing an annual report on executive compensation for inclusion in our proxy statement.

The compensation committee held two meetings during the year ended December 31, 2005.

None of the members of our compensation committee is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee currently consists of Edward D. Fox (Chair), Winston H. Hickox and Daniel Neidich. The nominating and corporate governance committee’s responsibilities include:

•	developing, recommending and monitoring our compliance with corporate governance principles, including requirements of state and federal law and the rules and regulations of the Nasdaq National Market;

•	adopting and implementing a code of ethics;

•	adopting and overseeing policies with respect to conflicts of interest;

•	establishing criteria for prospective members of our Board of Directors and conducting candidate searches and interviews;

•	periodically evaluating the appropriate size and composition of our Board of Directors and recommending, as appropriate, changes in our Board of Directors; and

•	proposing the slate of directors to be elected at each annual meeting of our stockholders.

The nominating and corporate governance committee held one meeting during the year ended December 31, 2005.

The nominating and corporate governance committee has a charter, which may be found on the Company’s website at www.tpgre.com. The board has determined that the members of the nominating and corporate governance committee are independent, in accordance with the listing standards for the Nasdaq National Market.

In considering nominees for election as a director, the nominating and corporate governance committee considers a number of factors including, but not limited, to the following:

•	personal and professional qualities, characteristics, attributes, accomplishments and reputation in the business community, real estate industry and otherwise;

•	current knowledge and relationships in the markets and regions in which the Company does business and in the Company’s industry and other industries relevant to the Company’s business;

•	the skills and personality of the nominee and how the committee perceives the nominee will be a fit with existing directors and other nominees in maintaining a Board of Directors that is collegial and responsive to the needs of the Company and its stockholders;

•	the ability and willingness to represent the best interests of all of the Company’s stockholders;

•	increasing the diversity of viewpoints, background and experience in addition to those of existing directors and other nominees; and

•	whether the nominee would meet the independence criteria of the requirements of the Nasdaq National Market applicable to the Company and the rules promulgated by the Securities and Exchange Commission.

The nominating and corporate governance committee also considers suggestions regarding candidates for election to the Board of Directors submitted by stockholders in writing to the Company’s Secretary.

Stockholders’ recommendations for nominees to the Board of Directors will be considered by the committee provided such nominations are made in accordance with the Company’s Policy Regarding Stockholder Recommended Director Candidates. The Company’s Policy Regarding Stockholder Recommended Director Candidates requires that such notices meet certain requirements, including the following:

•	the notice by a stockholder will be timely if it is received by the committee not later than 120 calendar days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders.

•	the name of the stockholder recommending the director candidate for consideration, the name of the director candidate, and the written consent of the stockholder and the director candidate to be publicly identified;

•	a written statement by the director candidate agreeing to be named in the Company’s proxy materials and serve as a member of the Company’s Board of Directors if nominated and elected;

•	a written statement by the stockholder and the director candidate agreeing to make available to the committee all information reasonably requested in connection with the committee’s consideration of the director candidate and that would be required to be disclosed in a proxy statement; and

•	the stockholder’s notice must be signed by the stockholder recommending the director candidate for consideration. The notice must be sent to the following address: Thomas Properties Group, Inc., 515 South Flower Street, Sixth Floor, Los Angeles, California 90071, Attn: Secretary (Nominating and Governance Committee Communication / Director Candidate Recommendation).

With regard to the 2007 annual meeting of stockholders, any such suggestion must be received by the Secretary of the Company no later than the date by which stockholder proposals for such annual meeting must be received as described above under the heading “When are stockholder proposals for the 2007 annual meeting of stockholders due?”

Compensation

Director Compensation

We pay our directors (other than directors that are employees of our company) an annual cash retainer of $50,000. We also reimburse our directors for expenses incurred to attend meetings of our Board of Directors and its committees. Non-management directors also participate in our Non-Employee Directors Restricted Stock Plan (“Non-Employee Director Plan”) described below.

The Non-Employee Director Plan provides for an initial grant of shares of restricted stock to each non-employee director for a number of shares of restricted stock having a value as near to $37,500 as of the date of grant as possible without exceeding the value, provided, however, that our four non-employee directors appointed to our Board of Directors upon the consummation of our initial public offering in October 2004, each received a determined 2,500 shares of restricted stock. The Non-Employee Director Plan also provides for an annual grant of shares of restricted stock to each non-employee director following each annual meeting of the stockholders. Each annual grant will be for a number of shares of restricted stock having a value as near to $15,000 as possible without exceeding the value. Following the 2005 Annual Meeting, each of the non-employee directors received 1,246 shares of restricted stock. Notwithstanding the foregoing, a non-employee director receiving a restricted stock grant on, or within 90 days prior to, the date of an annual meeting of stockholders will not receive an annual grant with respect to that annual stockholders’ meeting. Each initial restricted stock grant will vest following the second annual meeting of the stockholders following the grant, subject to a director’s continued service. Each annual grant will vest following the first annual meeting of the stockholders following the grant. In the event of change in control of our company, all restricted stock granted under the plan to our non-employee directors will become fully vested.

Summary Compensation Table

The following table discloses compensation awarded to, earned by, or paid to the Company’s Chief Executive Officer and its next four most highly compensated executive officers for all services rendered by them in all capacities to the Company, its predecessor, and their respective subsidiaries during fiscal years 2005 and 2004.

Name and Principal Position	Year	Salary(1)($)	Bonus($)		Other Annual Compensation(2)($)	Number of Securities Underlying Restricted Stock Awards		All Other Compensation(3)(4)($)
James A. Thomas Chairman, President and Chief Executive Officer	2005 2004	120,000 120,000	— —	(5) (5)	— —	46,667 60,000	(6) (7)	41,000 40,000
Diana M. Laing Chief Financial Officer and Secretary	2005 2004	240,275 143,333	161,000 59,895	(8)	— —	— —		10,250 —
Thomas S. Ricci Executive Vice President	2005 2004	243,600 196,596	165,000 95,706	(9)	— —	— —		10,250 10,000
Randall L. Scott Executive Vice President	2005 2004	254,150 205,487	176,000 120,141	(10)	— —	— —		10,250 10,000
John R. Sischo Executive Vice President	2005 2004	252,300 226,099	202,500 94,329	(11)	— —	— —		10,250 10,000

(1)	Represents salary earned during fiscal years 2005 and 2004 by each executive for services to the Company and its predecessor, and their respective subsidiaries. Future salary payments will be in accordance with each executive’s employment agreement with the Company, entered into in connection with our initial public offering in October 2004. Data for Ms. Laing for fiscal year 2004 covers the period from May 1, 2004, when Ms. Laing joined our company, through December 31, 2004.
(2)	Each of Messrs. Ricci, Scott and Sischo, and Ms. Laing, also earned or received incentive units in our operating partnership during 2005 and 2004, which are subject to vesting, as long term incentive awards. See “Long Term Incentive Plan Awards in Fiscal Years Ended December 31, 2005 and 2004” on the following page.
(3)	Represents amounts contributed by us to our 401(k) plan for the account of each executive.
(4)	In accordance with SEC rules, the compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers which are available generally to all salaried employees, and certain perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.
(5)	Mr. Thomas elected to forego a bonus for 2005 and 2004.
(6)	Mr. Thomas’ restricted stock grant will vest on October 13, 2007, the third anniversary of the date of the grant, provided that vesting may occur upon the second anniversary of the grant date if certain performance goals are met. Mr. Thomas will receive dividends on his restricted stock shares, to the extent declared.
(7)	Mr. Thomas’ restricted stock grant will vest on February 22, 2009, the third anniversary of the date of the grant, provided that vesting may occur upon the second anniversary of the grant date if certain performance goals are met. Mr. Thomas will receive dividends on his restricted stock shares, to the extent declared.
(8)	For Ms. Laing, $25,000 of the bonus paid was earned prior to the consummation of our initial public offering in October 2004, and $34,895 was paid for services from October 13, 2004 through year end, as determined by our compensation committee.
(9)	For Mr. Ricci, $60,000 of the bonus paid for services during 2004 was earned prior to the consummation of our initial public offering in October 2004, and $35,706 was paid for services from October 13, 2004 through year end, as determined by our compensation committee.
(10)	For Mr. Scott, $82,000 of the bonus paid for services during 2004 was earned prior to the consummation of our initial public offering in October 2004, and $38,141 was paid for services from October 13, 2004 through year end, as determined by our compensation committee.
(11)	For Mr. Sischo, $57,000 of the bonus paid for services during 2004 was earned prior to the consummation of our initial public offering in October 2004, and $37,329 was paid for services from October 13, 2004 through year end, as determined by our compensation committee.

Long-Term Incentive Plan Awards in Fiscal Years Ended December 31, 2005 and 2004

Name	Year	Number of Shares, Units or Other Rights(1)	Performance or Other Period Until Maturation or Payout (Years)	Estimated Future Payouts
				Threshold (#)	Target (#)	Maximum (# or $)
James A. Thomas	2005 2004	0 0	— —	— —	— —	— —
Diana M. Laing	2005 2004	30,000 50,000(3)/13,334(4)	(2) (3)(4)	— —	— —	— —
Thomas S. Ricci	2005 2004	30,000 183,334(3)/16,667(4)	(2) (3)(4)	— —	— —	— —
Randall L. Scott	2005 2004	30,000 233,334(3)/16,667(4)	(2) (3)(4)	— —	— —	— —
John R. Sischo	2005 2004	30,000 200,000(3)/16,667(4)	(2) (3)(4)	— —	— —	— —

(1)	Denotes incentive unit awards granted under our Incentive Plan. Subject to the terms of our operating partnership agreement, operating partnership units can be received in exchange for vested incentive units.
(2)	Restricted incentive units will vest in full on February 22, 2009, the third anniversary of the date of the grant, provided that vesting may occur upon the second anniversary of the grant date if certain performance goals are met.
(3)	Vesting is over a three-year period, with one-third of the executive’s incentive units vesting on each of October 13, 2005, 2006 and 2007.
(4)	Restricted incentive units will vest in full on October 13, 2007, the third anniversary of the date of the grant, provided that vesting may occur upon the second anniversary of the grant date if certain performance goals are met.

Employment Agreements and Noncompetition Agreements

In October 2004, we entered into employment agreements with each of Messrs. Thomas, Ricci, Scott and Sischo and Ms. Laing. Mr. Thomas serves as our President and Chief Executive Officer, Messrs. Ricci, Scott and Sischo serve as our Executive Vice Presidents, and Ms. Laing serves as our Chief Financial Officer and Secretary. These employment agreements require Messrs. Thomas, Ricci, Scott and Sischo and Ms. Laing to devote substantially all of their business time to the performance of their duties to us. The employment agreement with Mr. Thomas has a four-year term, and the employment agreements with each of our other executive officers have three-year terms. Each employment agreement provides for automatic one-year extensions thereafter, unless either party provides at least 60 days’ notice of non-renewal.

The employment agreements provide for:

•	an annual base salary of $120,000 for Mr. Thomas, $220,000 for Mr. Ricci, $235,000 for Mr. Scott, $230,000 for Mr. Sischo and $215,000 for Ms. Laing, subject to increase in accordance with our normal executive compensation practices;

•	eligibility for an annual cash performance bonus based on the satisfaction of performance goals to be established in the discretion of our compensation committee, with a target annual bonus for the first year for Mr. Thomas of 100% of his base salary, and a target annual bonus for the first year for each of the other executive officers of 75% of base salary; and

•	participation in other incentive, savings, retirement and other benefit plans available generally to our senior executives.

The employment agreements provide that, if an executive’s employment is terminated by us without “cause” or by the executive for “good reason” other than in the case of a “change in control” (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits:

•	if more than one year is left on the executive’s contract, a lump-sum cash payment equal to three times the sum of his then-current annual base salary plus average bonus over the prior three years for Mr. Thomas, and, for each of the other executive officers, a lump-sum cash payment equal to two times the sum of his or her then-current annual base salary plus average bonus over the prior three years;

•	a prorated annual bonus for the year in which the termination occurs, paid at the time when annual bonuses are paid to our other senior executives; and

•	health benefits for one year following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to termination to the extent that the executive is eligible to receive benefits from a subsequent employer.

Each employment agreement provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason within 180 days after a “change in control” (as defined in the applicable employment agreement) or, in the case of Mr. Thomas, within 90 days after the change of control event for any reason, then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason, and all restricted stock and any other equity awards held by such executive will become fully vested.

Under the employment agreements, we have agreed to make additional payments to the executive if any amounts paid or payable to the executives would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the additional payments, which are intended to offset the impact of the excise tax.

The agreements also provide that the executive or his or her estate will be entitled to certain severance benefits in the event of his or her death or permanent disability. These benefits include a lump-sum cash payment equal to the executive’s then-current annual base salary, plus a pro-rated annual bonus for the year in which death or disability occurs, paid at the time annual bonuses are paid to our other senior executives. In addition, the executive’s eligible family members, and, in the case of disability, the executive, may receive health benefits for one year following death or disability, subject to termination if, in the case of termination for disability, the executive is re-employed and is eligible to receive benefits from a subsequent employer.

We have also entered into non-competition agreements with each of Messrs. Thomas, Ricci, Scott and Sischo and Ms. Laing. Under these agreements each executive has agreed, unless approval is given by our Board of Directors, not to (a) conduct, directly or indirectly, any business involving real property development, investment, acquisition, sale or management, whether such business is conducted by them individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity, or (b) own interests in real property which are competitive, directly or indirectly, with any business carried on by us or our successors, subsidiaries and affiliates, with the exception of certain existing real estate investments held by Mr. Thomas that are not competitive to us and Mr. Thomas’ 11% minority interest in each of our One Commerce Square and Two Commerce Square properties, and exceptions for an executive’s direct or indirect ownership of up to 5% of the outstanding equity interests of any public company, and activities related to residential real estate. Each of these executives will be bound by his or her non-competition covenant for so long as he or she is employed by us or serves as a member of our Board of Directors and for a one-year period thereafter.

Compensation Committee Interlocks and Insider Participation

None of the individuals who served as members of the compensation committee in 2005 was or has been an officer or employee of the Company or engaged in transactions with the Company (other than in his capacity as director).

None of the Company’s executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves as a member of the compensation committee or a director of the Company.

Compensation Committee Report on Executive Compensation

This Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any other Company filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this report by reference therein, and shall not otherwise be deemed filed under those Acts.

The compensation committee of the Board of Directors is responsible for developing, implementing and monitoring an executive compensation program for the Company; reviewing and approving corporate goals and objectives relevant to the compensation of the chief executive officer and the other executive officers of the Company and setting compensation levels for these executive officers based on its evaluation and these objectives; and reviewing and approving all incentive compensation arrangements for executive officers, and all equity-based plans generally. From time to time, the compensation committee may retain compensation and other management consultants to assist with, among other things, structuring our various compensation programs and determining appropriate levels of salary and bonus payable to and equity incentive structures for our executive officers.

Our compensation committee is comprised of three non-employee directors, Winston H Hickox (Chair), R. Bruce Andrews and Edward D. Fox, who together have prepared this report to summarize the Company’s policies and practices with regard to executive compensation.

Compensation Objectives and Policies

The objective of our executive compensation program is to attract, retain and motivate talented executives who can help the Company maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. The program is intended to encourage high performance, promote accountability and ensure that the interests of executives are appropriately aligned with the interests of the Company’s stockholders by linking a portion of executive compensation directly to the achievement of measurable performance goals for both the individual and the Company as a whole. We seek to provide total compensation to our executive officers that is comparable to total compensation paid by other real estate companies with characteristics similar to us. With respect to fiscal 2005, the committee utilized compensation data from appropriate comparable companies in the real estate industry with similar size and geographic reach, and key executive management positions obtained from a nationally-recognized independent compensation consulting firm. This compensation data covers a peer group of selected industry companies that the committee believes are competitive with the Company.

Annual Base Salary

The base salary for each of our named executive officers is provided for in the employment agreement between the Company and the officer, as described in detail above in the section entitled “—Employment Agreements and Noncompetition Agreements.” Each of Messrs. Thomas, Ricci, Scott, Sischo and Ms. Laing’s employment agreements provide that the officer’s base salary will be reviewed no less frequently than annually for possible adjustment at the compensation committee’s discretion. When reviewing individual base salaries, the compensation committee considers the Company’s performance as well as each individual’s performance, experience and level of responsibility. Competitive pay practices and other subjective features are also considered.

Annual Incentive Bonuses

Annual incentives are provided in the form of cash bonuses to be paid if certain individual and/or corporate performance objectives are achieved. As described above, each named executive officer’s employment agreement provides for an annual bonus within a range based on a percentage of the executive’s base salary, as described in detail above in the section entitled “—Employment Agreements and Noncompetition Agreements.” The bonus range in each executive’s employment agreement is intended to provide guidance for the executive’s annual bonus. However, bonuses are ultimately discretionary and are subject to final determinations based upon the compensation committee’s evaluation of the Company’s and each executive’s performance. The compensation committee determined bonuses for each of Messrs. Ricci, Scott, Sischo, and Ms. Laing with respect to the executive’s services rendered to the Company as well as the Company’s performance during fiscal 2005. Mr. Thomas elected to forego a bonus for fiscal years 2005 and 2004.

Long-Term Incentive Awards

The compensation committee recognizes that while the bonus programs provide awards for positive short-term and mid-term performance, equity participation creates a vital long-term partnership between executive officers and stockholders. Long-term incentives are provided to executives either through restricted stock grants, restricted incentive units or through the grant of stock options pursuant to the Incentive Plan, which is administered by the compensation committee. The compensation committee has the discretion to determine those individuals to whom awards will be granted and to determine the terms and provisions of awards, including the vesting schedule, performance goals, and other terms of exercise, subject to the provisions of the Incentive Plan. For fiscal years 2005 and 2004, Mr. Thomas earned the restricted stock grants described above, and incentive unit awards were earned by each of Messrs. Ricci, Scott and Sischo and Ms. Laing, see “—Long Term Incentive Plan Awards in Fiscal Years ended December 31, 2005 and 2004.” Mr. Thomas will receive dividends on his restricted stock shares, to the extent paid. Incentive units represent a profits interest in our operating partnership, and whether vested or not, receive the same per unit distribution as holders of other limited partnership units in our operating partnership. Vested incentive units can be converted into regular operating partnership units in our operating partnership, to the extent of the executive’s economic capital account balance. Operating partnership units can be redeemed for cash, or, at our option, shares of the Company’s common stock on a one-for-one basis. The incentive unit awards made to the Company’s executive officers are subject to vesting over a three-year period, which may be accelerated to vest in two-years upon the achievement of certain performance goals, and are intended to focus on value attributable to long-term growth and success of the Company.

Chief Executive Officer Compensation

The Company has entered into an employment agreement with James A. Thomas, Chairman of the Board, President and Chief Executive Officer, as described above under the section entitled “—Employment Agreements and Noncompetition Agreements.” Mr. Thomas’ employment agreement provides for a base salary of $120,000 per year, and an annual bonus of up to 100% of base salary. The compensation committee authorized and approved Mr. Thomas’ compensation package for 2005, which included the base salary and restricted stock award described above. Mr. Thomas elected to forego a bonus for fiscal years 2005 and 2004. The compensation committee’s decisions regarding the compensation of Mr. Thomas and the other executive officers are reported to the full board of directors.

Tax Deductibility Of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to its Chief

Executive Officer and certain other executive officers, other than compensation that qualifies as performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. The compensation committee’s policy with respect to Section 162(m) is to try and preserve the deductibility of compensation payable to the Company’s executive officers, although deductibility will be only one among a number of factors considered in determining appropriate levels or means of compensation for these officers.

Summary

The compensation committee believes that the base salary and the annual incentive bonus compensation structure provide an efficient and effective mechanism to reward the executive officers for the daily leadership required to maximize the Company’s current performance. Additionally, the equity based awards granted under the Incentive Plan serve to align the long-term interests of the executive officers with those of the stockholders so that executive decisions are made as owners of the Company.

Members of the compensation committee:

Winston H. Hickox (Chair)

R. Bruce Andrews

Edward D. Fox

Performance Measurement Comparison

The following graph provides a comparison of cumulative total stockholder return for the period from October 7, 2004 (the date upon which our Common Stock began publicly trading) through December 31, 2005, among the Company, Standard & Poor’s 500 Stock Index (S&P 500) and the Dow Jones Wilshire Real Estate Securities Index (DWRS). The stock performance graph assumes an investment of $100.00 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. The data shown is based on the closing share prices or index values, as applicable, at the end of the last day of each month shown (except for the initial date, October 7, 2004).

	October 7, 2004	December 2004	March 2005	June 2005	September 2005	December 2005
Thomas Properties Group, Inc.	100	106.17	103.50	104.17	108.33	104.17
S&P 500	100	107.19	104.42	105.37	108.68	110.40
DWRS	100	113.50	104.87	118.40	121.27	123.29

Report of the Audit Committee

This Report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference by any general statement incorporating by reference this proxy statement into any other the Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein, and shall not otherwise be deemed filed under those Acts.

During fiscal 2005, the audit committee met with both management and the Company’s outside auditors, Deloitte & Touche LLP, to discuss financial management, accounting and internal controls. The audit committee has reviewed and discussed with management and Deloitte & Touche LLP the Company’s audited consolidated financial statements for the year ended December 31, 2005 and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K. The audit committee reviewed management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the Company fairly represent, in all material respects, the financial condition and results of operations of the Company. Management advised the audit committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the audit committee. These reviews included discussions with Deloitte & Touche LLP of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

With respect to the Company’s outside auditors, the audit committee, among other things, has received the written disclosures made to the audit committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP matters relating to its independence. The audit committee has also considered whether the provision of non-audit services to the Company by Deloitte & Touche LLP is compatible with maintaining its independence.

The audit committee has been updated periodically on management’s process to assess the adequacy of the Company’s internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the company’s internal control over financial reporting. The audit committee has also discussed with Deloitte & Touche LLP the Company’s internal control assessment process, management’s assessment with respect thereto and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting.

On the basis of these reviews and discussions, the audit committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Members of the audit committee:

R. Bruce Andrews

Edward D. Fox

Winston H. Hickox

Certain Relationships and Related Transactions

Formation Transactions

Through a series of transactions related to our initial public offering in October 2004 and the consummation of various formation transactions, Mr. Thomas and others through TPG, our predecessor company, consolidated ownership of a portfolio of properties into the Company. In particular, Mr. Thomas and entities controlled by him, and each of Messrs. Ricci, Scott and Sischo, executive officers of our company, entered into a master contribution agreement with the Company pursuant to which they contributed their direct and indirect interests in properties and other assets to the Company’s operating partnership in exchange for 16,666,666 units, in the aggregate. Each operating partnership unit issued in the formation transactions is paired with one share of limited voting stock. These paired units are each held by an entity controlled by Mr. Thomas. Mr. Thomas controls the voting of all shares of limited voting stock, including those paired with operating partnership units held for the benefit of Messrs. Ricci, Scott and Sischo.

Entities controlled by Mr. Thomas, our Chairman, President and Chief Executive Officer, were the primary contributor of the 89% interests the Company acquired in each of One Commerce Square and Two Commerce Square as part of our formation transactions. Entities controlled by Mr. Thomas retained an 11% minority interest in each of One Commerce Square and Two Commerce Square to mitigate transaction costs. As the general partner of our operating partnership, the Company controls the day-to-day decisions relating to the Commerce Square properties.

Description of Contribution Agreement, Tax Indemnity and Debt Guarantees

Concurrently with the completion of the initial public offering in October 2004, we entered into a partnership agreement with the limited partners of our operating partnership. Mr. Thomas holds operating partnership units through entities controlled by him, and each of Messrs. Ricci, Scott and Sischo have an indirect interest in operating partnership units that are held by entities controlled by Mr. Thomas. In addition, Messrs. Ricci, Scott and Sischo, together with Ms. Laing, directly hold incentive units in the Company’s operating partnership that are subject to vesting. Holders of operating partnership units under the partnership agreement have rights to cause our operating partnership to redeem their units for an amount of cash per unit equal to the then-current market value of one share of our common stock, or, at our election, to exchange their units for shares of our common stock on a one-for-one basis.

Our operating partnership has agreed, without the consent of Mr. Thomas, not to directly or indirectly sell, exchange or otherwise dispose of in a taxable transaction any of our interest in either One Commerce Square or Two Commerce Square prior to October 2008. However, if Mr. Thomas and related entities sell to our company the 11% remaining interest in each of One Commerce Square and Two Commerce Square held by them prior to that date (but in any event following October 2007) and for not more than $4.0 million in the aggregate, then this period is extended to October 2013 (or up to October 2016 so long as Mr. Thomas and his related entities collectively retain at least 50% of the units received by them in the formation transactions). These two properties represented 44.3% of annualized rent for properties in which we hold an ownership interest as of December 31, 2005. These restrictions do not apply to the disposition of a Commerce Square property under certain circumstances, including a like kind exchange or involuntary conversion under the Internal Revenue Code, other tax deferred transactions, in the event of certain mergers or consolidations whereby our Company continues to hold properties subject to similar restrictions, or other transactions following a basis adjustment such that a contributor of the relevant property to our partnership would not be allocated taxable gain as a result of the transaction. During the same period these disposition restrictions apply, we agreed to use commercially reasonable efforts to make $221 million of indebtedness available to the guaranteed entities controlled by Mr. Thomas, Mr. Fox, and Mr. Richard Gilchrist, an individual formerly affiliated with Maguire Thomas Partners, one of our predecessor companies. Among other things, these debt guarantees allow the guarantors to include this debt in the tax basis of their unit holdings and defer the recognition of gain in connection with the formation transactions.

Indemnification for Guarantee Obligations

Mr. Thomas has guaranteed obligations of up to $7.5 million with respect to the mezzanine loans on our Two Commerce Square property and we have agreed to indemnify Mr. Thomas in the event his guarantees of these loans are called upon.

Registration Rights

We granted registration rights to those entities that received units as a result of the formation transactions undertaken in connection with our initial public offering in October 2004, and to those individuals receiving incentive units. These entities, all of which are directly or indirectly controlled by Mr. Thomas, have registration rights with respect to the shares of our common stock that may be acquired by them in connection with the exercise of redemption rights under our operating partnership agreement. These registration rights will require us to seek to register the shares of our common stock acquired by them upon redemption of units.

Commerce Square Restaurant

An affiliate of the Company controlled by Mr. Thomas presently leases retail space for a restaurant at One Commerce Square and Two Commerce Square that is managed by an unaffiliated third party. This arrangement was entered into in 2001 to accommodate One Commerce Square and Two Commerce Square in establishing a restaurant. Under the arrangement, the affiliate of TPG, our predecessor company, agreed to own the stock of the restaurant, with the restaurant operator holding an option to purchase the stock upon achieving certain financial measures. Any unpaid rent is added to the option price for the restaurant operator. Mr. Thomas has not received any payments or distributions relating to this restaurant. While the restaurant is a desirable tenant amenity, patronage at the restaurant has historically not been sufficient to make the restaurant cash-flow positive and able to pay its full rental obligations. For fiscal year 2005, the Company earned rental revenues and tenant reimbursements from the affiliate of $81,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial owners of more than 10% of outstanding shares of our common stock to file reports of holdings and transactions in the Company’s stock with the SEC by certain deadlines. Based on our records and other information, we believe that all Section 16(a) SEC filing requirements applicable to our directors and executive officers for the year ended December 31, 2005 were timely met, except that non-employee directors Messrs. Andrews, Fox, Hickox, and Neidich, were delinquent in reporting the granting of the restricted stock on June 15, 2005, which were reported on Form 4’s filed June 23, 2005.

Proposal to Ratify the Appointment of the Independent Certified Accountants of the Company for the Fiscal Year Ending December 31, 2006 (Proposal 2)

What are we asking you to approve?

Deloitte & Touche LLP has been selected by the Board, upon recommendation of the audit committee, to audit the consolidated financial statements of the Company for the year ending December 31, 2006. We are asking you to ratify this engagement. It is expected that one or more representatives of Deloitte & Touche LLP will attend the annual meeting, with the opportunity to make a statement if they should so desire and will be available to respond to appropriate questions.

What does the Board of Directors recommend with respect to Proposal 2?

The Board recommends a vote FOR the ratification of the appointment of the independent auditors of the Company.

What vote is required for this proposal?

The affirmative vote of the holders of a majority of our outstanding stock present in person or represented by proxy and entitled to vote on this Proposal 2 is required to approve this Proposal 2. The holders of our outstanding common stock and limited voting stock are entitled to vote on this Proposal 2. Under applicable Delaware law, in determining whether this Proposal 2 has received the requisite number of affirmative votes, abstentions will be counted and have the same effect as a vote against this proposal and broker non-votes will not be counted for purposes of this proposal.

What fees have been paid to accountants for the fiscal years ending December 31, 2005 and 2004?

The following table sets forth the aggregate fees billed to Deloitte & Touche LLP for professional services rendered on behalf of the Company and its subsidiaries and its predecessor, as well as all out-of-pocket costs incurred in connection with these services (amounts in thousands):

	2005	2004
Audit Fees	$1,186,000	$1,714,000
Audit-Related Fees	—	—
Tax Fees	1,168,000	1,340,000
All Other Fees	60,000	33,000

Total	$2,414,000	$3,087,000

Audit Fees

Consists of fees billed for professional services rendered for the audits of the Company’s annual financial statements, reviews of the financial statements included in the Company’s quarterly reports, audits of revenues and certain expenses for acquired properties, stand-alone audits of subsidiaries, audit of internal controls over financial reporting in 2005, and the registration statements filed in 2004 and all amendments thereto, and related comfort letters and consents.

Tax Fees

Tax fees represent fees for tax compliance, tax consulting and tax planning.

All Other Fees

All other fees represent fees for property tax consulting.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee pre-approves all audit and permissible non-audit services provided by Deloitte & Touche LLP. These services may include audit services, audit-related services, and other services.

Other Matters

The management of the Company does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

Annual Report

The Company’s annual report for the year ended December 31, 2005 is enclosed with this proxy statement. Stockholders are referred to the report for financial and other information about the Company.

By Order of the Board of Directors

Diana M. Laing

Chief Financial Officer and Secretary

Los Angeles, California

April 24, 2006

PROXY

THOMAS PROPERTIES GROUP, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

MAY 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as record owner of the shares of Thomas Properties Group, Inc. (the “Company”) described below, hereby appoints Diana M. Laing and Robert D. Morgan, and each of them, as proxies of the undersigned with the full power of substitution, to represent and to attend the 2006 annual meeting of stockholders (the “2006 Annual Meeting”) to be held on Wednesday, May 24, 2006 10:00 a.m., local time, at the California Club in Los Angeles, California, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders and of the accompanying proxy statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE OTHER PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed and dated on the reverse side)

FOLD AND DETACH HERE AND

READ THE REVERSE SIDE

Each proposal below has been proposed by the Company. The Board of Directors recommends a vote “FOR” each proposal listed below.

Please mark your votes like this    ☒

1.	ELECTION OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS.

The following are the Company’s nominees for election as directors of the Company:

James A. Thomas

R. Bruce Andrews

Edward D. Fox

Winston H. Hickox

John L. Goolsby

Randall L. Scott

John R. Sischo

INSTRUCTIONS: Mark the applicable box below. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

FOR all nominees listed	FOR ALL EXCEPT as marked to the contrary	WITHHOLD AUTHORITY to vote for all nominees listed
☐	☐	☐

2.	RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2006.

INSTRUCTIONS: Mark the applicable box.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	TO CONSIDER AND ACT ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

☐	CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

IMPORTANT: Please DATE and SIGN this proxy where indicated below. Please sign exactly as name appears on the records of the Company. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title under signature(s).

Number of Shares of the Company’s Common Stock Owned:

Name(s) of Stockholder(s) of Record:

Signature:                                                                                                                             Dated:

Signature (if jointly held):                                                                                              Dated:

Name:                                                                                  Address:

Name (if jointly held):                                                                                 Address: